Exhibit 99.1

Press Release

Contacts:
Jay Bullock
Chief Financial Officer
441.278.3727

Matt Coyle
VP, Investor Relations
617.235.6147

ARGO GROUP ANNOUNCES 2011 THIRD QUARTER AND NINE MONTH RESULTS

HAMILTON, Bermuda (Nov. 3, 2011) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products, today announced financial results for the three and nine months ended Sept. 30, 2011.

Highlights for the three months ended Sept. 30, 2011:
•	Total revenue was $303.5 million versus $333.3 million in the third quarter of 2010;
•	Gross written premiums were $448.5 million versus $398.3 million in the third quarter of 2010;
•	The net loss in the quarter was $12.1 million or $0.44 per diluted share, compared to net income of $23.0 million or $0.77 per diluted share for the three months ended Sept. 30, 2010;
•
The quarter pre-tax loss before net realized investment and other gains and losses and foreign currency exchange gains and losses was $11.9 million versus pre-tax income of $25.7 million in the third quarter of 2010;

•	The net after-tax operating loss per diluted share in the quarter was $0.37 versus net after-tax operating income per diluted share of $0.69 for the same period in 2010;
•
Estimated pre-tax catastrophe losses net of estimated reinstatement premiums were $26.7 million in the quarter and aggregate reinsurance cover losses were approximately $10 million. Catastrophe losses net of estimated reinstatement premiums were $12.8 million for the third quarter of 2010;

•
The combined ratio was 114.1 percent and 101.3 percent for the three months ended Sept. 30 2011 and 2010, respectively. The impact of catastrophe activity on the combined ratio, including losses related to the aggregate reinsurance covers, was 13.7 percent and 4.4 percent in 2011 and 2010, respectively.

Argo House                                                      T 441 296 5858
110 Pitts Bay Road           F 441 296 6162
Pembroke, Bermuda HM08
www.argolimited.com

Highlights for the nine months ended Sept. 30, 2011:
•	Total revenue was $936.7 million versus $1.1 billion for the first nine months of 2010;
•	Gross written premiums were $1.203 billion versus $1.238 billion for the first nine months of 2010;
•	The year-to-date net loss was $83.8 million or $3.06 per diluted share versus net income of $69.8 million or $2.31 per diluted share for the first nine months of 2010;
•
The year-to-date pre-tax loss before net realized investment gains and losses and foreign currency exchange gains and losses was $97.8 million versus pre-tax operating income of $56.5 million in the first nine months of 2010;

•
Estimated pre-tax catastrophe losses net of estimated reinstatement premiums were $171.6 million in the first nine months of 2011 and aggregate reinsurance cover losses were approximately $10 million. Catastrophe losses net of estimated reinstatement premiums were $56.6 million for the first nine months of 2010.

•
The combined ratio was 122.4 percent and 103.1 percent for the nine months ended 2011 and 2010, respectively. The impact of catastrophe activity on the combined ratio, including losses related to the aggregate reinsurance covers, was 22.7 percent and 6.2 percent in 2011 and 2010, respectively.

Argo Group’s CEO Mark E. Watson III, said, “It has been a challenging quarter in a year of significant catastrophe activity for the industry. We are pleased, however, that the overall financial strength of the Company remains sound. In addition, the growth in premiums written we achieved in the quarter will benefit our results in the future. The platform that we have built and the strategic actions we have taken position us well to achieve sustained profitable growth.”

FINANCIAL RESULTS

For the three months ended Sept. 30, 2011, Argo Group reported a net loss of $12.1 million or $0.44 per diluted share.  The third quarter of 2011 produced a net operating loss after tax of $10.1 million or $0.37 per diluted share.  These results were impacted by third quarter pre-tax catastrophe losses net of estimated reinstatement premiums and aggregate reinsurance covers losses of $26.7 million and approximately $10 million, respectively, and an increase in asbestos and environmental reserves of $9.7 million pre-tax.  By comparison, the third quarter of 2010 produced net income of $23.0 million or $0.77 per diluted share.  The three months ended Sept. 30, 2010 produced net operating income after tax of $20.6 million or $0.69 per diluted share.  Third quarter 2010 results were impacted by pre-tax catastrophe losses net of estimated reinstatement premiums of $12.8 million. The differences between net loss and net operating loss for the three months ended Sept. 30, 2011 include realized gains of $3.9 million pre-tax associated with the Company’s investment portfolio and  foreign currency exchange gains of $1.9 million pre-tax. (See the complete reconciliation in the attached tables.) Included in the results for the three months ended Sept. 30, 2011 and 2010, are favorable prior year reserve development, net of premium and losses, of $4.6 million and $3.0 million, respectively.

Gross written premiums were $448.5 million versus $398.3 million in the third quarter of 2010. Total revenue in the third quarter of 2011 was $303.5 million versus $333.3 million in the same period in 2010.  Earned premiums for the third quarter of 2011 were $268.2 million compared to $288.9 million for the third quarter of 2010.  Net investment income for the three months ended Sept. 30, 2011 and 2010 was $30.0 million and $33.6 million, respectively.  Net realized investment and other gains for the three months ended Sept. 30, 2011 and 2010 were $3.9 million and $9.1 million, respectively.

The Group combined ratio for the third quarter of 2011 was 114.1 percent versus 101.3 percent for the same period in 2010.  Argo Group’s 2011 third quarter combined ratios for each business segment were as follows: Excess & Surplus Lines at 91.8 percent; Commercial Specialty at 109.4 percent; International Specialty at 170.2 percent; and Syndicate 1200 at 112.8 percent.

For the nine months ended Sept. 30, 2011, Argo Group reported a net loss of $83.8 million or $3.06 per diluted share.  The first nine months of 2011 produced a net operating loss after tax of $83.1 million or $3.03 per diluted share.  Results in the first nine months of 2011 were impacted by pre-tax catastrophe losses net of estimated reinstatement premiums and aggregate reinsurance covers losses of $171.6 million and approximately $10 million, respectively and an increase in asbestos and environmental reserves of $11.7 million pre-tax.  By comparison, the first nine months of 2010 produced net income of $69.8 million or $2.31 per diluted share.  The nine months ended Sept. 30, 2010 produced net operating income after tax of $45.2 million or $1.49 per diluted share.  Results in the first nine months of 2010 were impacted by pre-tax catastrophe losses net of estimated reinstatement premiums of $56.6 million.  The differences between net loss and net operating loss for the nine months ended Sept. 30, 2011 include realized gains of $37.7 million pre-tax associated with the Company’s investment portfolio and foreign currency exchange losses of $11.1 million pre-tax. (See the complete reconciliation in the attached tables.) Included in the results for the nine months ended Sept. 30, 2011 and 2010 are favorable prior year reserve development, net of premium and losses of $0.9 million and $26.3 million, respectively.

Gross written premiums were $1.203 billion versus $1.238 billion for the first nine months of 2010. Total revenue for the nine months ended Sept. 30, 2011, was $936.7 million versus $1.1 billion in the first nine months of 2010.  Earned premiums for the first nine months of 2011 were $800.9 million compared to $936.9 million in the first nine months of 2010.  Net investment income for the nine months ended Sept. 30, 2011 and 2010, was $96.3 million and $100.5 million, respectively.  Net realized gains on sales of investments were $37.7 million and $28.6 million, respectively, for the nine months ended Sept. 30, 2011 and 2010.
The Group combined ratio for the nine months ended Sept. 30, 2011 was 122.4 percent versus 103.1 percent for the same period in 2010.  Argo Group’s combined ratios for each business segment in the first nine months of 2011 were as follows: Excess & Surplus Lines at 98.6 percent; Commercial Specialty at 111.0 percent; International Specialty at 192.6 percent; and Syndicate 1200 at 132.0 percent.

At Sept. 30, 2011, the investment portfolio totaled $4.2 billion with a net pre-tax unrealized gain of approximately $186.0 million.

During the quarter, the Company repurchased $17.0 million or 0.6 million shares of its outstanding common stock at an average share price of $27.40.  For the first nine months, the Company repurchased $36.9 million or 1.2 million shares of its outstanding common stock at an average share price of $31.24.

SEGMENT RESULTS

Excess & Surplus Lines (E&S) – For the third quarter of 2011, gross written premiums for E&S totaled $116.5 million, resulting in pre-tax operating income of $19.5 million.  This compares to gross written premiums of $132.7 million and pre-tax operating income of $15.3 million in the third quarter of 2010.  The combined ratios for the third quarter periods of 2011 and 2010, respectively, were 91.8 percent and 98.0 percent.  The underwriting results for the third quarters of 2011 and 2010 include favorable prior year loss development of $15.6 million and $1.5 million, respectively.  The loss ratio for E&S was negatively impacted in the third quarter of 2011 by 2.3 percentage points due to $2.2 million of storm and catastrophe losses, net of reinstatement premiums.

For the first nine months of 2011, gross written premiums for E&S totaled $355.8 million, resulting in pre-tax operating income of $40.8 million.  This compares to gross written premiums of $403.6 million and pre-tax operating income of $43.5 million in the first nine months of 2010.  The combined ratios for the first nine months of 2011 and 2010, respectively, were 98.6 percent and 98.7 percent.  The underwriting results for the nine months ended Sept. 30, 2011 include favorable prior year loss development of $17.8 million, compared to favorable prior year loss development of $9.3 million for the same nine-month period in 2010. The E&S segment’s loss ratio for the first three quarters of 2011 was negatively impacted by 2.6 percentage points due to $7.9 million of storm and catastrophe losses, net of reinstatement premiums.

Commercial Specialty – For the third quarter of 2011, gross written premiums for Commercial Specialty were $151.9 million, generating a pre-tax operating loss of $1.6 million.  This compares to gross written premiums of $146.3 million and pre-tax operating income of $11.9 million for the third quarter of 2010.  The combined ratios for the third quarters of 2011 and 2010, respectively, were 109.4 percent and 93.6 percent.  The underwriting results for the third quarter of 2011 include unfavorable prior year loss development of $3.9 million versus favorable prior year loss development of $1.9 million in the third quarter of 2010.  The loss ratio for Commercial Specialty was negatively impacted in the third quarter of 2011 by 8.9 percentage points due to $7.3 million of storm and catastrophe losses, net of reinstatement premiums.

During the first nine months of 2011, gross written premiums for Commercial Specialty were $335.1 million, generating a pre-tax operating loss of $8.1 million.  This compares to gross written premiums of $338.2 million and pre-tax operating income of $17.7 million for the first nine months of 2010.  The combined ratios for the first nine months of 2011 and 2010, respectively, were 111.0 percent and 100.9 percent. The underwriting results for the nine months ended Sept. 30, 2011 include unfavorable prior year loss development of $4.7 million versus favorable prior year loss development of $5.4 million for the same nine-month period in 2010.  Commercial Specialty’s loss ratio for the first nine months of 2011 was negatively impacted by 9.0 percentage points due to $22.0 million of storm and catastrophe losses, net of reinstatement premiums.

International Specialty (formerly Reinsurance) – For the 2011 third quarter, gross written premiums for International Specialty were $44.9 million, generating a pre-tax operating loss of $13.3 million and a combined ratio of 170.2 percent.  This compares to gross written premiums of $40.2 million, generating pre-tax operating income of $8.4 million and a combined ratio of 72.2 percent in the third quarter of 2010.  The underwriting results for the third quarter of 2011 include unfavorable prior year loss development of $0.2 million, compared to favorable prior year loss development of $2.6 million in the third quarter of 2010. The loss ratio for International Specialty was negatively impacted in the third quarter of 2011 by 111.5 percentage points due to $14.7 million of storm and catastrophe losses, net of reinstatement premiums and approximately $10 million of aggregate reinsurance cover losses.

For the first nine months of 2011, gross written premiums for International Specialty were $176.0 million, generating a pre-tax operating loss of $64.6 million and a combined ratio of 192.6 percent.  This compares to gross written premiums of $168.0 million, pre-tax operating income of $23.0 million and a combined ratio of 74.1 percent in the first nine months of 2010.  The underwriting results for the first nine months of 2011 include favorable prior year loss development of $3.6 million, compared to favorable prior year loss development of $14.5 million in the first nine months of 2010. The loss ratio for International Specialty was negatively impacted in the first nine months of 2011 by 140.7 percentage points due to $93.6 million of storm and catastrophe losses, net of reinstatement premiums and approximately $10 million in aggregate reinsurance cover losses.

Syndicate 1200 (formerly International Specialty) – For the three months ended Sept. 30, 2011, Syndicate 1200 reported gross written premiums of $135.2 million, a pre-tax operating loss of $4.6 million and a combined ratio of 112.8 percent.  This compares to gross written premiums of $79.8 million, generating pre-tax operating income of $0.1 million and a combined ratio of 106.9 percent in the third quarter of 2010.  Underwriting results for the third quarter of 2011 include unfavorable prior year reserve development net of premium and losses of $0.6 million compared to unfavorable prior year reserve development, net of premium and losses of $2.7 million for the third quarter of 2010. Syndicate 1200’s loss ratio for the third quarter of 2011 was negatively impacted by 3.9 percentage points due to $2.5 million of storm and catastrophe losses, net of reinstatement premiums.

During the first nine months of 2011, gross written premiums for Syndicate 1200 were $335.7 million, generating a pre-tax operating loss of $47.9 million and a combined ratio of 132.0 percent.  This compares to gross written premiums of $329.6 million, a pre-tax operating loss of $12.8 million and a combined ratio of 109.5 percent for the first nine months of 2010.  The underwriting results for the first nine months of 2011 include unfavorable prior year reserve development, net of premium and losses of $12.3 million versus unfavorable prior year reserve development, net of premium and losses of $3.2 million in the first nine months of 2010.  Syndicate 1200’s loss ratio for the first nine months of 2011 was negatively impacted by 25.1 percentage points due to $48.1 million of storm and catastrophe losses, net of reinstatement premiums.

Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group.  For the quarter ended Sept. 30, 2011, the Run-off segment produced a pre-tax operating loss of $5.8 million versus a pre-tax operating loss of $2.0 million for the third quarter of 2010.  Run-off results for the third quarter of 2011 include unfavorable prior year loss development of $6.3 million compared to unfavorable prior year loss development of $0.3 million in the third quarter of 2010.

For the nine months ended Sept. 30, 2011, the Run-off segment produced a pre-tax operating loss of $2.0 million versus pre-tax operating income of $1.9 million for the first nine months of 2010.  Run-off results for the nine months ended Sept. 30, 2011 include unfavorable prior year loss development of $3.5 million, compared to favorable prior year loss development of $0.3 million in the first nine months of 2010.

CONFERENCE CALL

Argo Group management will conduct an investor conference call starting at 11 a.m. EDT (12 p.m. [noon] ADT) tomorrow, Nov. 4, 2011.

A live webcast of the conference call can be accessed by visiting Argo Group’s Investor Relations Website at http://www.argolimited.com/pages/investors/events-and-webcasts.  Participants inside the U.S. and Canada can also access the call by phone by dialing (888) 679-8018 (pass code 23606441). Callers dialing from outside the U.S. and Canada can access the call by dialing (617) 213-4845 (pass code: 23606441).

Call participants can also pre-register to expedite access and minimize hold times by visiting www.theconferencingservice.com/prereg/key.process?key=PQDJ3CKWQ

A webcast replay will be available shortly after the conference call and can be viewed at http://www.argolimited.com/pages/investors/events-and-webcasts through December 31, 2011. In addition, a telephone replay of the call will be available through November 11, 2011, to callers dialing from inside the U.S. and Canada by dialing (888) 286-8010 (pass code 79819401).  Callers dialing from outside the U.S. and Canada can access the call replay by dialing (617) 801-6888 (pass code: 79819401).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2011	2010
	(unaudited)
Assets
Total investments	$4,180.3	$4,215.4
Cash and cash equivalents	119.8	83.5
Accrued investment income	31.5	33.5
Receivables	1,450.9	1,505.7
Goodwill and intangible assets	246.1	249.1
Deferred acquisition costs	136.2	139.7
Ceded unearned premiums	227.7	164.0
Other assets	110.2	97.6
Total assets	$6,502.7	$6,488.5

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,349.6	$3,152.2
Unearned premiums	723.4	654.1
Ceded reinsurance payable	429.6	524.3
Debt	66.9	65.0
Junior subordinated debentures	311.5	311.5
Other liabilities	155.4	155.3
Total liabilities	5,036.4	4,862.4

Total shareholders' equity	1,466.3	1,626.1
Total liabilities and shareholders' equity	$6,502.7	$6,488.5

Book value per common share	$54.85	$58.41

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
		(unaudited)		(unaudited)

Gross Written Premiums	$448.5	$398.3	$1,203.0	$1,238.1
Net Written Premiums	295.1	296.3	806.5	896.8

Earned Premiums	268.2	288.9	800.9	936.9
Net Investment Income	30.0	33.6	96.3	100.5
Net Realized Investment and Other Gains	3.9	9.1	37.7	28.6
Fee Income, net	1.4	1.7	1.8	2.0
Total Revenue	303.5	333.3	936.7	1,068.0

Losses and Loss Adjustment Expenses	199.6	176.9	664.4	604.9
Underwriting, Acquisition and Insurance Expenses	106.3	115.8	315.9	360.7
Interest Expense	5.6	5.8	16.5	17.3
Foreign Currency Exchange (Gain) Loss	(1.9)	3.4	11.1	(11.9)
Total Expenses	309.6	301.9	1,007.9	971.0

(Loss) Income Before Taxes	(6.1)	31.4	(71.2)	97.0
Income Tax Provision	6.0	8.4	12.6	27.2
Net (Loss) Income	$(12.1)	$23.0	$(83.8)	$69.8

Net (Loss) Income per Common Share (Basic)	$(0.44)	$0.78	$(3.06)	$2.33

Net (Loss) Income per Common Share (Diluted)	$(0.44)	$0.77	$(3.06)	$2.31

Weighted Average Common Shares:
Basic	27.2	29.5	27.4	30.0
Diluted	27.2	29.9	27.4	30.3

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$116.5	$132.7	$355.8	$403.6
Net Written Premiums	92.7	108.9	288.9	337.2
Earned Premiums	99.4	122.2	305.6	376.0
Underwriting Income	$8.3	$2.5	$4.4	$4.7
Net Investment Income	13.2	14.4	42.4	43.7
Interest Expense	(2.0)	(1.6)	(6.0)	(4.9)
Operating Income Before Taxes	$19.5	$15.3	$40.8	$43.5
Loss Ratio	55.1	64.3	63.7	64.6
Expense Ratio	36.7	33.7	34.9	34.1
GAAP Combined Ratio	91.8%	98.0%	98.6%	98.7%
Commercial Specialty
Gross Written Premiums	$151.9	$146.3	$335.1	$338.2
Net Written Premiums	122.7	121.3	250.8	254.8
Earned Premiums	82.9	81.6	233.7	254.2
Underwriting (Loss) Income	$(7.8)	$5.2	$(25.8)	$(2.1)
Net Investment Income	6.6	7.2	21.0	22.1
Interest Expense	(1.3)	(1.0)	(3.7)	(3.1)
Fee Income, net	0.9	0.5	0.4	0.8
Operating (Loss) Income Before Taxes	$(1.6)	$11.9	$(8.1)	$17.7
Loss Ratio	77.6	61.8	76.4	69.0
Expense Ratio	31.8	31.8	34.6	31.9
GAAP Combined Ratio	109.4%	93.6%	111.0%	100.9%
International Specialty
Gross Written Premiums	$44.9	$40.2	$176.0	$168.0
Net Written Premiums	14.1	20.4	87.8	99.2
Earned Premiums	21.4	24.8	76.2	74.7
Underwriting (Loss) Income	$(15.0)	$6.9	$(70.6)	$19.3
Net Investment Income	2.6	2.4	8.5	6.4
Interest Expense	(0.9)	(0.9)	(2.5)	(2.7)
Operating (Loss) Income Before Taxes	$(13.3)	$8.4	$(64.6)	$23.0
Loss Ratio	134.5	46.4	163.6	44.4
Expense Ratio	35.7	25.8	29.0	29.7
GAAP Combined Ratio	170.2%	72.2%	192.6%	74.1%
Syndicate 1200
Gross Written Premiums	$135.2	$79.8	$335.7	$329.6
Net Written Premiums	65.6	46.3	194.9	206.8
Earned Premiums	67.3	60.7	188.2	232.2
Underwriting Loss	$(8.6)	$(4.2)	$(60.2)	$(22.2)
Net Investment Income	4.3	3.9	13.3	10.6
Interest Expense	(0.8)	(0.8)	(2.4)	(2.4)
Fee Income, net	0.5	1.2	1.4	1.2
Operating (Loss) Income Before Taxes	$(4.6)	$0.1	$(47.9)	$(12.8)
Loss Ratio	67.6	59.6	86.7	66.1
Expense Ratio	45.2	47.3	45.3	43.4
GAAP Combined Ratio	112.8%	106.9%	132.0%	109.5%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING (LOSS) INCOME TO NET (LOSS) INCOME
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

(Loss) Income Before Taxes:
From Operations	$(11.9)	$25.7	$(97.8)	$56.5
Foreign Currency Exchange Gain (Loss)	1.9	(3.4)	(11.1)	11.9
Net Realized Investment and Other Gains	3.9	9.1	37.7	28.6
(Loss) Income Before Taxes	(6.1)	31.4	(71.2)	97.0
Income Tax Provision	6.0	8.4	12.6	27.2
Net (Loss) Income	$(12.1)	$23.0	$(83.8)	$69.8

Net (Loss) Income per Common Share (Diluted)	$(0.44)	$0.77	$(3.06)	$2.31

Operating (Loss) Income per Common Share (Diluted)
At Assumed Tax Rate:
(Loss) Income (a)	(0.19)	0.84	(2.20)	2.56
Foreign Currency Exchange (Gain) Loss (a)	(0.06)	0.09	0.34	(0.31)
Net Realized Investment and Other Gains (a)	(0.12)	(0.24)	(1.17)	(0.76)

Operating (Loss) Income per Common Share (Diluted)	(0.37)	0.69	(3.03)	1.49

(a) Per diluted share at assumed tax rate of 15% in 2011 and 20% in 2010. Tax rate adjusted in 2011 to reflect the distribution of results.

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